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As filed with the Securities and Exchange Commission on July 8, 2020

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ping Identity Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	81-2933383 (I.R.S. Employer Identification No.)

1001 17th Street, Suite 100
Denver, Colorado 80202
Telephone: (303) 468-2900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andre Durand
Chief Executive Officer
1001 17th Street
Denver, Colorado 80202
Telephone: (303) 468-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Robert M. Hayward, P.C. Robert E. Goedert, P.C. Michael P. Keeley Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000	Eric C. Jensen Matthew P. Dubofsky Michael L. Platt Cooley LLP 380 Interlocken Crescent Suite 900 Broomfield, CO 80021 (720) 566-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

          If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File Number 333-239703

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common stock, par value $0.001 per share	1,699,663	$32.00	$54,389,216	$7,059.72

(1)
Includes 221,695 shares subject to the underwriters' option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 8,625,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-239703).

(2)
Based on the public offering price per share.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Ping Identity Holding Corp., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants' consent. This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (File No. 333-239703), initially filed by the Registrant on July 6, 2020, declared effective by the Securities and Exchange Commission on July 8, 2020. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the selling shareholders by 1,699,663 shares, which includes 221,695 additional shares that the underwriters have the option to purchase. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-239703), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

 EXHIBIT INDEX

Exhibit Number		Description
5.1	*	Opinion of Kirkland & Ellis LLP regarding the validity of the shares of common stock registered (filed as Exhibit 5.1 to the prior Registration Statement (File No. 333-239703), filed with the Securities and Exchange Commission on July 6, 2020).

23.1		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on the signature pages of the prior Registration Statement (File No. 333-239703), as filed with the Securities and Exchange Commission on July 6, 2020).

*
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 8, 2020.

PING IDENTITY HOLDING CORP.
By:	/s/ ANDRE DURAND
	Name:	Andre Durand
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDRE DURAND Andre Durand	Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2020
/s/ RAJ DANI Raj Dani	Chief Financial Officer (Principal Financial Officer)	July 8, 2020
/s/ ADRIANA CARPENTER Adriana Carpenter	Chief Accounting Officer (Principal Accounting Officer)	July 8, 2020
* Rod Aliabadi	Director	July 8, 2020
* David A. Breach	Director	July 8, 2020
* Clifford K. Chiu	Director	July 8, 2020
* Michael Fosnaugh	Director	July 8, 2020
* Lisa Hook	Director	July 8, 2020

Signature	Title	Date

* John McCormack	Director	July 8, 2020
* Brian N. Sheth	Director	July 8, 2020
* Yancey L. Spruill	Director	July 8, 2020

*
The undersigned, by signing her name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on July 6, 2020.

/s/ LAUREN ROMER Lauren Romer Attorney-in-fact

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
EXHIBIT INDEX
SIGNATURES